                                                                 EXHIBIT (10)-2

                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (this "Agreement) is effective [___________], 1998 (the "Effective Date"), by and between WARRIOR SAVINGS BANK, an Alabama banking corporation ("Bank"), and WARRIOR CAPITAL CORPORATION, an Alabama corporation ("WCC"; hereinafter together with the Bank collectively referred to as "Employer"); and RAY SMITH ("Executive").


                                    Recitals

         WHEREAS, the Bank is a wholly-owned subsidiary of WCC;

         WHEREAS, Pursuant to that certain Reorganization Agreement and Plan of Merger dated _____________, 1998 among WCC, the Bank and Commerce Bank of Alabama ("Commerce") (the "Merger Agreement"), the parties have agreed that Commerce shall be acquired by WCC, including that Commerce may merge with and into the Bank; and

         WHEREAS, Executive has been and continues to serve as the Chief Executive Officer and President of Commerce and, as a condition to the consummation of the transactions provided for in the Merger Agreement, Executive and Employer have agreed to enter into this Agreement;


                                    Agreement

         NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

         2. TERM. The employment of Executive by Employer as provided in Section 1 will be for a period of three (3) years commencing on the Effective Time (as defined in the Merger Agreement), renewable on the third anniversary date of this Agreement and upon the third anniversary of each such renewal (i.e., if renewed, for a three year period, if not renewed, for remaining two years) and terminable by Employer only upon prior notice for a period equal to the remaining term or otherwise as provided in Section 7.

         3. DUTIES; EXTENT OF SERVICES. Executive shall perform for Employer all duties incident to the positions of President of Bank and Branch President of Marshall and Etowah County branches (if Bank remains separate from Employer's lead bank) or Executive Vice President of the Employer's lead bank and Branch President of the Etowah and Marshall County branches (if the Bank is merged into Employer's lead bank). In addition, /Executive shall engage in such other services for Employer or its affiliates as Employer from time to time shall direct. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with his duties and obligations under this Agreement.

         4. COMPENSATION.

                  During the Term of this Agreement:

                  a. Executive's total annual cash compensation shall be an amount not less than $150,000.00 (includes salary, director's fees, and bonus).

                  b. Life Insurance: Term life insurance equal to three times base compensation, plus life insurance policies on dependents in amounts and as currently provided by Commerce.

                  c. Health Insurance: Fully paid (employee and dependents, customary plan).

                  d. Automobile: $650 per month car allowance, plus mileage at current IRS- allowed reimbursed rates.

                  e. Country Club Dues: Payment of dues and assessments at Gadsden Country Club.

                  f. Retirement: Standard plans offered by Employer, including profit-sharing, 401K, etc.

                  g. Civic clubs: Employer pays fees for any clubs which Executive joins at Employer's request.

                  h. Vacation, sick days, holidays: pursuant to Employer's standard policies.

                  i. Other executive compensation plans: Full participation in other executive level compensation plans offered by WCC and affiliates until termination of agreement. Executive (as with other employees of Commerce) shall receive service credit for employment at Commerce prior to the Effective Time for purposes of meeting all the eligibility requirements and all vesting requirements for all of Employer's benefit programs which such employees shall become eligible to participate in on or after the Effective Time, including but not limited to compensation, health, retirement, vacation and disability plans.

         5. DISCLOSURE OF INFORMATION. Executive will not, during or after the term of this Agreement, (i) disclose any written confidential information of Employer to any person, firm, corporation, association, or other entity not employed by or affiliated with Employer for any reason on purpose whatsoever, or
(ii) use any written confidential information for any reason other than to further the business of Employer. Executive agrees to return any written confidential information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise).

         6. COMPETITION. Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for such time as Employer is paying to Executive all of the compensation provided in Section 4, Executive will not, directly or indirectly, carry on or engage in a similar business or solicit or do similar business with any customer of Bank or WCC's bank subsidiaries in any counties where the Bank or WCC's bank subsidiaries have places of business on the date of termination.

         7. TERMINATION.

                  a. Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and is demonstrably likely to lead to material injury to Bank or WCC, (ii) a felony conviction of Executive; or (iii) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability.

                  b. If Employer terminates Executive's employment hereunder "For Cause" or if Executive terminates his employment hereunder Executive shall not be entitled to any further compensation from Employer and the provisions of Section 6 shall survive for one year following the date of such termination.

                  c. If Employer terminates Executive other than "For Cause",
         (i) all rights and obligations specified in Section 6 shall survive any such termination for three years following the date of such termination and, (ii) Executive shall continue to receive the compensation provided for in Section 4 for three years following the date of such termination.

                  d. The provisions of Section 5 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary or involuntary.

         8. NOTICE. For the purposes of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of Bank to Warrior Savings Bank, P. O. Box 490, Warrior, Alabama 35180-0490,
Attention: Chairman of the Board of Directors, with a copy to WCC at Warrior Capital Corporation; P. O. Box 490, Warrior, Alabama 35180-0490, Attention:
Chief Executive Officer; or in the case of Executive, to ___________________
___________________________.

         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and Bank or Executive and Commerce.

         10. VALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to Bank or WCC. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.

         12. DEFINITIONS. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of each of Bank and WCC as of the date first above written.


Witnesses:                                "EXECUTIVE":

- -----------------------                   --------------------------
                                          Ray Smith


                                          "BANK":

Attest:                                   WARRIOR SAVINGS BANK

By:                                     By:
   ------------------------------          ------------------------------------
Its: Secretary                          Its: Chairman of the Board of Directors

[Corporate Seal]




                                        "WCC"


Attest:                                 WARRIOR CAPITAL CORPORATION


By:                                     By:
   ------------------------------          ------------------------------------

Its: Secretary                          Its: Chief Executive Officer


[Corporate Seal]